Exhibit 10.1

EXECUTION VERSION

PURCHASE AND CONTINUATION AGREEMENT

BY AND AMONG

CAMAC ENERGY INC.

CAMAC PETROLEUM LIMITED

CAMAC ENERGY HOLDINGS LIMITED

ALLIED ENERGY PLC

AND

CAMAC INTERNATIONAL (NIGERIA) LIMITED

Dated: December 10, 2010

i

ANNEX
Annex A	Definitions

SCHEDULES
Schedule A	CAMAC Disclosure Schedule
Schedule B	CEI Disclosure Schedule

PURCHASE AND CONTINUATION AGREEMENT

THIS PURCHASE AND CONTINUATION AGREEMENT, dated as of December 10, 2010 (this “Agreement”), is entered into by and among CAMAC ENERGY INC. (formerly, Pacific Asia Petroleum, Inc.), a Delaware corporation (“CEI”), CAMAC PETROLEUM LIMITED, a company incorporated in the Federal Republic of Nigeria and a wholly-owned subsidiary of CEI (“CPL,” and together with CEI, the “CEI Parties”), CAMAC ENERGY HOLDINGS LIMITED, a Cayman Islands company (“CEHL”), ALLIED ENERGY PLC (formerly, Allied Energy Resources Nigeria Limited), a company incorporated in the Federal Republic of Nigeria and a wholly-owned subsidiary of CEHL (“Allied”), and CAMAC INTERNATIONAL (NIGERIA) LIMITED, a company incorporated in the Federal Republic of Nigeria and a wholly-owned subsidiary of CEHL (“CINL,” and together with CEHL and Allied, the “CAMAC Parties”). Each of the Parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in Annex A hereto.

RECITALS

WHEREAS, on June 3, 1992, Allied was awarded Oil Prospecting License 210 (“OPL 210”) by the Federal Republic of Nigeria, 2.5% of the interest in which Allied subsequently assigned to CINL, on September 30, 1992 pursuant to an assignment agreement by and between Allied and CINL (the “Allied Assignment”); and

WHEREAS, on August 28, 2002, Allied and CINL were granted Oil Mining Lease 120 and Oil Mining Lease 121 (“OML 120/121”) by the Federal Republic of Nigeria, with respect to OPL 210, for a term of 20 years commencing on February 27, 2001. Pursuant to a Deed of Assignment, dated July 22, 2005, Allied and CINL assigned to the Nigerian AGIP Exploration Limited (the “NAE”), a 40% participating interest in OML 120/121, with the remaining 60% participating interest in OML 120/121 being retained by Allied and CINL (the “NAE Assignment”); and

WHEREAS, on July 22, 2005, Allied, CINL and the NAE entered into a Production Sharing Contract (the “PSC”) setting out the terms of agreement in relation to petroleum operations in the area covered by OML 120/121; and

WHEREAS, on April 7, 2010, the CEI Parties acquired from Allied and CINL all of the CAMAC Parties’ interest in the PSC with respect to that certain oilfield asset known as the Oyo Field (as defined in the Oyo Purchase Agreement), that is the subject of Oil Mining Lease 120 (“OML 120”), as well as the joint and several obligations of CINL and Allied to the NAE under the PSC in connection with the Oyo Field; and

WHEREAS, Allied and CINL retained all right, title and interest in and to the PSC with respect to OML 120/121, other than with respect to the Oyo Field; and

WHEREAS, on October 11, 2010, CEI and the CAMAC Parties entered into a Heads of Agreement (the “HOA”) regarding CEI’s intention to enter into the proposed transactions pursuant to which CEI would acquire from CEHL: (i) all of the interest currently held by Allied and CINL in the PSC with respect to OML 120/121 and (ii) the joint and several obligations of CINL and Allied to NAE under the PSC, subject to those rights and obligations that are, by Law, required to remain with Allied, in each case other than the contract rights granted under the Oyo Purchase Agreement (the foregoing interests and obligations shall be referred to herein as the “Contract Rights”); and

WHEREAS, concurrently with the Closing (as defined below), the Parties hereto will enter into, or cause their affiliates to enter into, as applicable, certain other agreements contemplated by this Agreement, including but not limited to a Novation Agreement by and among Allied, CINL, CPL and NAE (the “Novation Agreement”), , the Oyo Field Agreement, dated April 7, 2010, by and among CPL, CEHL and Allied, amended and restated to remove certain indemnities with respect to Non-Oyo operating costs (as defined therein) and renamed the “OML 120/121 Management Agreement” (the “OML 120/121 Management Agreement”), and a registration rights agreement with respect to the Consideration Shares between CEI and the CAMAC Parties (the “Registration Rights Agreement”); and

WHEREAS, the boards of directors of each of CEHL, CINL, Allied, CEI and CPL have considered and have declared advisable and in the best interest of their respective entity this Agreement, the Novation Agreement, the OML 120/121 Management Agreement and the Registration Rights Agreement (the “Transaction Documents”) to which such entity is or will be a party and the transactions contemplated hereby and thereby (together, the “Transactions”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

CONTRACT RIGHTS

Section 1.1

Oyo Field. The Parties agree and acknowledge that the description set forth in Schedule A attached to the Oyo Purchase Agreement is the “Oyo Field” for purposes of the Transaction Documents and the Transactions.

Section 1.2

The Contract Rights. Subject to the terms and conditions contained in the Transaction Documents, each of the CEI Parties agrees to acquire, and the CAMAC Parties agree to transfer, all of the rights, title and interest of the CAMAC Parties’ in and to the Contract Rights. The transfer of the Contract Rights shall be made pursuant to the Novation Agreement that novates all of Allied’s and CINL’s right, title and interest in and to the PSC with respect to OML 120/121 (other than the contract rights granted under the Oyo Purchase Agreement), together with all of Allied’s and CINL’s liabilities and obligations to NAE under the PSC in relation to OML 120/121, which shall be effective on the effective date set forth in the Novation Agreement (the “Novation Date”).

Section 1.3

No Assumption of Liabilities. Except as otherwise provided in the Transaction Documents, the CEI Parties do not assume, and the CEI Parties expressly disclaim any and all liabilities, costs, debts, claims and obligations of the CAMAC Parties relating to the Contract Rights. Except as otherwise provided in the Transaction Documents, neither of the CEI Parties shall have any obligation to the CAMAC Parties hereunder or thereunder prior to the Closing Date.

ARTICLE II

CLOSING

Section 2.1

Closing. The closing of the Transactions (the “Closing”) shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002, commencing at 9:00 a.m., local time, on the third business day following the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions (other than conditions and obligations with respect to actions that the respective Parties will take at Closing), or on such other date and at such other time as the Parties may mutually determine (the “Closing Date”).

Section 2.2

Deliveries of the Parties. At the Closing, (a) the CAMAC Parties shall deliver or cause to be delivered to the CEI Parties, the certificates, opinions, instruments, agreements and documents required by Article IX and (b) the CEI Parties shall deliver or cause to be delivered to the CAMAC Parties, the certificates, opinions, instruments, agreements and documents required by Article IX.

ARTICLE III

CONSIDERATION AND MILESTONES

Section 3.1

Closing Cash Consideration. Within fifteen (15) days after the Closing Date, CEI shall pay (or cause to be paid) to Allied USD $5,000,000 (the “Closing Cash Consideration”) to an account designated by CAMAC at least two (2) days prior to the date such Closing Cash Consideration is due. Following payment by CEI to Allied of the Closing Cash Consideration, and subject to the specified Milestones (defined below) and the payment of the Consideration (defined below), the CEI Parties shall retain the Contract Rights under the following terms and conditions:

(a)

First Milestone. Upon “commencement of drilling” of the first well outside of the Oyo Field under the PSC, CEI shall retain the Contract Rights (the “First Milestone”), subject to the payment by CEI to Allied of an additional USD $5,000,000 (either in cash, or at Allied’s option, in shares of Common Stock (“Consideration Shares”)) within fifteen (15) days after the commencement of drilling (the “First Milestone Consideration”). For purposes of this Section 3.1(a), “commencement of drilling” shall mean “spudding” the well with a rig capable of drilling the well to its total measured depth.

(b)

Second Milestone. Upon a “discovery” outside of the Oyo Field under the PSC, CEI shall retain the Contract Rights (the “Second Milestone”), subject to the payment by CEI to Allied of an additional USD $5,000,000 (either in cash, or at Allied’s option, in Consideration Shares) within fifteen (15) days after the discovery of Hydrocarbons (as defined in the PSC) outside of the Oyo Field (the “Second Milestone Consideration”). For purposes of this Section 3.1(b), a “discovery” shall mean the discovery of an accumulation of Hydrocarbons in sufficient quantities to warrant the commercial development thereof whose existence until that moment was unproven by drilling.

(c)

Third Milestone. Upon the approval by the Management Committee (as defined in the PSC) of a Development Plan (as defined in the PSC) pursuant to the PSC with respect to the development of a non-Oyo Field area of OML 120/121 under the PSC, as approved by CEI, CEI shall retain the Contract Rights (the “Third Milestone”), subject to the payment by CEI to Allied of an additional USD $20,000,000 (either in cash, or at Allied’s option, in Consideration Shares) within fifteen (15) days after the approval by the Management Committee of such Development Plan (the “Third Milestone Consideration” ).

(d)

Fourth Milestone. Upon commencement of Hydrocarbon production in commercial quantities outside of the Oyo Field under the PSC, CEI shall retain the Contract Rights (with no additional milestones or consideration required thereafter following payment in full of the Fourth Milestone Consideration, as defined below) (the “Fourth Milestone,” and together with the First Milestone, the Second Milestone, and the Third Milestone, the “Milestones”), subject to the payment by CEI to Allied, at Allied’s option, of: (i) an additional USD $25,000,000 in Consideration Shares within fifteen (15) days after such commencement of production, or (ii) an additional USD $25,000,000 in cash through payment of 50% of CEI’s net cash flows received from non-Oyo Field production under the PSC within fifteen (15) days after receipt of such net cash flows from non-Oyo Field production under the PSC until the payments equal $25,000,000 in the aggregate (the “Fourth Milestone Consideration,” and together with the Closing Cash Consideration, First Milestone Consideration, Second Milestone Consideration, and Third Milestone Consideration, the “Consideration”).

Section 3.2

Reversion of Contract Rights. Notwithstanding anything to the contrary in this Agreement, CPL shall continue to retain all Contract Rights unless and until CEI fails to make any Milestone Payment when due, in which case, subject to the following proviso, all of the Contract Rights will revert back to CAMAC automatically without any compensation, obligation or liability to CEI, and Allied shall retain all of the Consideration paid by CEI to Allied pursuant to this Agreement; provided, however, that (i) such reversion shall not occur unless Allied notifies CEI in writing that CEI has failed to make the applicable Milestone Payment, and CEI fails to make such payment within thirty (30) days after receipt of such notice, and (ii) CEI may dispute in good faith the occurrence of any Milestone by written notice to Allied prior to the date that such reversion would otherwise occur, and any Milestone Payment with respect to which the underlying Milestone is disputed by CEI shall not be due and payable until fifteen (15) days after the resolution of such dispute pursuant to Section 12.18 (if determined to be due and payable). If such reversion occurs, Allied, CINL and CPL shall execute a novation agreement, and shall use their reasonable efforts to cause any other required party to execute a novation agreement, to effect such reversion.

Section 3.3

Value of Consideration Shares. For purposes of this Agreement, the per share value of each Consideration Share shall be calculated as the volume-weighted average closing sale price of Common Stock (as quoted by NYSE Amex or other national exchange that CEI may be listed upon at such time) over the trailing thirty (30) trading-days measured back from the first business day prior to the occurrence of the applicable Milestone.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE CAMAC PARTIES

Except as set forth in the CAMAC Disclosure Schedule attached hereto as Schedule A, each of the CAMAC Parties jointly and severally represents and warrants to the CEI Parties as of the date hereof, and as of the Closing Date, as follows:

Section 4.1

Organization and Standing. Each of the CAMAC Parties is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation. Each of the CAMAC Parties is duly qualified to do business in each of the jurisdictions in which the property owned, leased or operated by such Party or the nature of the business conducted by such Party requires qualification, except where the failure to so qualify would not reasonably be expected to, individually or in the aggregate, result in a CAMAC Material Adverse Effect. Each of the CAMAC Parties has all requisite power and authority to own, lease and operate OML 120/121 and to carry on its business as now being conducted pursuant to the OML Related Agreements. The CAMAC Parties have made available to CEI true and complete copies of the CAMAC Constituent Instruments.

Section 4.2

Power and Authority. Each of the CAMAC Parties has all requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to consummate the Transactions. The execution, delivery and performance by the CAMAC Parties of the HOA and the Transaction Documents and the consummation of the Transactions have been duly authorized and approved by the boards of directors or other governing body of each of the CAMAC Parties, and such authorizations and approvals remain in effect and have not been rescinded or qualified in any respect, and no other proceedings on the part of any such entities are necessary to authorize the Transaction Documents or to permit the consummation of the Transactions. Each of the Transaction Documents to which it is a party has been or, at the Closing will be, duly executed and delivered by such CAMAC Party and constitutes or, at the Closing will constitute, the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.3

No Conflicts. Neither the execution, delivery and performance of the Transaction Documents by each of the CAMAC Parties nor the consummation of the Transactions will, (a) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the Contract Rights under any provision of: (i) any CAMAC Constituent Instrument; (ii) any material contract to which any of the CAMAC Parties is a party or to or by which it (or any of its assets and properties) is subject or bound; (iii) any applicable Law; or (iv) any Material Permit of any of the CAMAC Parties; (b) result in any material Judgment applicable to any of the Contract Rights or (c) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any of the OML Related Agreements.

Section 4.4

OML 120/121 and OML Related Agreements.

(a)

Each of the OML 120/121, the Allied Assignment, the NAE Assignment and the PSC (the “OML Related Agreements”) are valid, binding and in full force and effect in all material respects and enforceable by and against the CAMAC Parties, as applicable, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). None of the CAMAC Parties is in violation of, or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of, or default under) any of the OML Related Agreements to which any CAMAC Party is a party, except for violations or defaults that, individually or in the aggregate, would not reasonably be expected to result in a CAMAC Material Adverse Effect; and, to the CAMAC Parties’ Knowledge, no other Person has violated or breached, or committed any default under, any OML Related Agreement, except for violations, breaches and defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a CAMAC Material Adverse Effect. No party to an OML Related Agreement has terminated or, to the CAMAC Parties’ Knowledge, threatened termination of any OML Related Agreement. To the CAMAC Parties’ Knowledge, no other party to any of the OML Related Agreements is in material default thereunder, and none of the CAMAC Parties has received any written notice regarding any actual or possible violation or breach of, or default under, any OML Related Agreement, except, in each such case, for defaults, acceleration rights, termination rights and other rights that, individually or in the aggregate, have not had and would not reasonably be expected to have a CAMAC Material Adverse Effect. No event or claim of “force majeure” has occurred under any of the OML Related Agreements. There have been no written claims by any Governmental Authority threatening termination of the OML Related Agreements. To the CAMAC Parties’ Knowledge, the OML Related Agreements do not infringe upon the rights of any third party.

(b)

OML 120/121 contains the entirety of the obligation of the CAMAC Parties to the Government of Nigeria with respect to the interests therein that are subject to the PSC. Other than the Oyo Purchase Agreement and the transaction documents executed in connection with the Oyo Purchase Agreement, no CAMAC Party is a party to any Contract relating to or affecting OML 120/121 or the Contract Rights other than the OML Related Agreements.

(c)

There are no claims, actions, suits, audits, demands, arbitrations, mediations, formal investigations or proceedings pending, or, to the CAMAC Parties’ Knowledge, threatened, before any Governmental Authority, mediator or arbitrator with respect to OML 120/121 or the OML Related Agreements.

(d)

No work program or operations or funding commitment exists or has been proposed by the CAMAC Parties or any other party to any of the OML Related Agreements under such agreements, except as has been disclosed to the CEI Parties in writing or as set forth in the PSC. Upon consummation of the Transactions, neither CEI nor CPL will be subject to any obligation to pay any other party any net profits interests, production payments, royalties or other fixed or contingent amounts based upon the sale, license, distribution or other use or exploitation of OML 120/121, except as set forth in the OML Related Agreements, the Transaction Documents, or under applicable Law. There are no bonds, letters of credit, guarantees, deposits or other security furnished by the CAMAC Parties or any Affiliate of CAMAC Parties relating to OML 120/121 or the OML Related Agreements that will require expenditures in excess of $100,000. Except as set forth in the Oyo Purchase Agreement and the transaction documents executed in connection with the Oyo Purchase Agreement (including the Right of First Refusal Agreement, dated April 7, 2010, by and between CEI and the CAMAC Parties), the interests of the CAMAC Parties in the PSC and OML 120/121 are not subject to any preferential rights to purchase, rights of first opportunity or similar rights, or any required third party consents to assignment that may be applicable to the Transactions other than as may be specified in the OML Related Agreements.

(e)

CPL shall not be subject to any limitations, obligations or restrictions with regard to the sale, license, distribution or other transfer or exploitation of the Contract Rights, except as set forth in the Transaction Documents, the OML Related Agreements, under applicable stock exchange rules or applicable Law.

(f)

Except as set forth in the Transaction Documents or the OML Related Agreements: (i) the transfer of the Contract Rights, shall constitute a transfer of all of the Contract Rights, free and clear of: (A) all Liens on the Contract Rights and (B) any material adverse contractual obligations, and (ii) the CAMAC Parties reserve no rights to market or otherwise transfer any interest in and to the Contract Rights. For the avoidance of doubt, upon the consummation of the Transactions neither CEI nor CPL shall have any obligation to any CAMAC Party to support, maintain, offer, or do any other act relating to OML 120/121 or the PSC except as set forth in the Transaction Documents or the OML Related Agreements.

Section 4.5

Litigation. There is no private or governmental action, suit, inquiry, notice of violation, claim, arbitration, audit, proceeding or investigation (“Action”) pending or threatened in writing to the CAMAC Parties against any of the CAMAC Parties or, to the CAMAC Parties’ Knowledge, any of the other parties to the OML Related Agreements, before or by any Governmental Authority which (a) adversely affects or challenges the legality, validity or enforceability of this Agreement or the OML Related Agreements (b) could, if there were an unfavorable decision, individually or in the aggregate, have or would reasonably be expected to have a CAMAC Material Adverse Effect. As of the date of this Agreement, there is no judgment imposed upon any of the CAMAC Parties or, to the CAMAC Parties’ Knowledge, any of the parties to the OML Related Agreements, that would prevent, enjoin, alter or materially delay any of the Transactions, or that would reasonably be expected to have a CAMAC Material Adverse Effect.

Section 4.6

Consents and Approvals. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with any Governmental Authority (“Consent”) to which any of the OML Related Agreements are subject is required to be obtained or made by any of the CAMAC Parties, in connection with the execution, delivery and performance of the Transaction Documents or the consummation of the Transactions, except for (a) such Consents as may be required under applicable state securities laws and the securities laws of any foreign country; and (b) such other Consents which, if not obtained or made, would not reasonably be expected to have a CAMAC Material Adverse Effect. In addition, no consent of any third party is required to be obtained by any of the CAMAC Parties in order to transfer the Contract Rights pursuant to the Novation Agreement.

Section 4.7

Licenses, Permits, Etc. The CAMAC Parties possess or will possess prior to the Closing all licenses, franchises, permits and other governmental authorizations held by them that are material in connection with business related to the OML Related Agreements (the “Material Permits”). All such Material Permits are in full force and effect.

Section 4.8

Material Contracts and Commitments. Other than the OML Related Agreements and the Transaction Documents, there are no material contracts, agreements or other instruments to which any CAMAC Party or any affiliate of a CAMAC Party is a party relating to OML 120/121 or the PSC that will be binding on CEI or CPL after the consummation of the Transactions.

Section 4.9

Taxes. Each of the CAMAC Parties have timely, or have caused to be timely filed on their behalf, all Tax Returns required by Law to be filed by or with respect to it in connection with the Contract Rights, the OML Related Agreements, either separately or as a member of group of corporations. All such Tax Returns filed by (or that include on a consolidated basis) any of the CAMAC Parties were (and, as to a Tax Return not filed as of the date hereof, will be) in all respects true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not and would not reasonably be expected to have a CAMAC Material Adverse Effect. There are no unpaid Taxes in respect of the Contract Rights, the OML Related Agreements claimed to be due by any Governmental Authority in charge of taxation of any jurisdiction, nor any claim for additional Taxes in respect to the Contract Rights, the OML Related Agreements for any period for which Tax Returns have been filed, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not and would not reasonably be expected to have a CAMAC Material Adverse Effect. Any deficiencies proposed as a result of any governmental audits or such Tax Returns have been paid or settled, and there are no present disputes as to Taxes in respect to the Contract Rights, the OML Related Agreements payable by any of the CAMAC Parties. There are no tax liens against any of the Contract Rights and, to the CAMAC Parties’ Knowledge, there is no basis for any such tax lien.

Section 4.10

Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of the CAMAC Parties.

Section 4.11

Foreign Corrupt Practices. Neither the CAMAC Parties, nor to the CAMAC Parties’ Knowledge, any of their respective Representatives, has, in the course of its actions for, or on behalf of, the CAMAC Parties, directly or indirectly, (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any Governmental Authority or any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment in connection with the operations of CAMAC Parties to any foreign or domestic government official or employee, except, in the case of clauses (a) and (b) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a CAMAC Material Adverse Effect.

Section 4.12

Money Laundering Laws. To the CAMAC Parties’ Knowledge, none of the CAMAC Parties has violated any money laundering statute or any rules and regulations relating to money laundering statutes (collectively, the “Money Laundering Laws”) and no proceeding involving any CAMAC Party with respect to the Money Laundering Laws is pending or is, to the CAMAC Parties’ Knowledge, threatened.

Section 4.13

OFAC. None of the CAMAC Parties, any director or officer of the CAMAC Parties, or, to the CAMAC Parties’ Knowledge, any of their respective Representatives is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Asset Control of the U.S. Treasury Department (“OFAC”); and the CAMAC Parties have not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

Section 4.14

Environmental Matters. With respect to OML 120/121:

(a)

The CAMAC Parties and all associated operations are, and during the relevant time periods specified in all applicable statutes of limitations, have been in compliance with Environmental Laws in all material respects;

(b)

The CAMAC Parties have all Environmental Authorizations required for their operations as presently conducted, all such Environmental Authorizations are in the name of the proper entity and in full force and effect, and the CAMAC Parties are in compliance in all material respects with such Environmental Authorizations;

(c)

The CAMAC Parties are not subject to any pending or, to the CAMAC Parties’ Knowledge, threatened Action pursuant to Environmental Laws, nor has any CAMAC Party received any written notice of violation, noncompliance, or enforcement or any written notice of investigation or remediation from any Governmental Authority pursuant to Environmental Laws;

(d)

There has been no Release of Hazardous Materials at, on, under or from the area covered by OML 120/121 in violation of any Environmental Laws or in a manner that could give rise to any Environmental Liabilities or any other remedial or corrective action obligations pursuant to Environmental Laws;

(e)

To the CAMAC Parties’ Knowledge, there has been no exposure of any Person or property to any Hazardous Materials that could reasonably be expected to form the basis for any Environmental Liabilities or any Action for other Damages or compensation;

(f)

The CAMAC Parties have made available for inspection by the CEI Parties complete and correct copies of all environmental assessment and audit reports and studies and all correspondence addressing environmental obligations that are in the possession or control of the CAMAC Parties; and

(g)

Notwithstanding any other provision of this Agreement, the representations and warranties made in this Section 4.14 are the sole and exclusive representations and warranties made in this Agreement by the CAMAC Parties with respect to environmental matters.

Section 4.15

Bankruptcy. The CAMAC Parties do not contemplate filing for relief under the provision of any applicable bankruptcy code. The Contract Rights are not the proceeds of, nor are they intended for, or being transferred in, the furtherance of any concealment of assets or any effort by conspiracy or otherwise to defeat, defraud or otherwise evade, any party or the court in any bankruptcy proceeding, a receiver, a custodian, a trustee, a marshall, or any other officer of the court or government or regulatory official of any kind.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE CEI PARTIES

Except as set forth in the CEI Disclosure Schedule, attached hereto as Schedule B, each of the CEI Parties, with respect to themselves and their respective Subsidiaries, jointly and severally represents and warrants to the CAMAC Parties as of the date hereof, and as of the Closing Date, as follows:

Section 5.1

Organization and Standing. Each of the CEI Parties and their respective Subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation. Each of the CEI Parties and their respective Subsidiaries is duly qualified to do business in each of the jurisdictions in which the property owned, leased or operated by it or the nature of the business which it conducts requires qualification, except where the failure to so qualify would not reasonably be expected to, individually or in the aggregate, result in a CEI Material Adverse Effect. Each of the CEI Parties and their respective Subsidiaries has all requisite power and authority to own, lease and operate its tangible assets and properties and to carry on its business as now being conducted. The CEI Parties have delivered to the CAMAC Parties true and complete copies of the CEI Constituent Instruments.

Section 5.2

Organizational Documents. The CEI Parties have made available to CAMAC true and complete copies of the CEI Constituent Instruments, in each case, as amended or restated to date and presently in effect. Neither CEI nor any of its Subsidiaries is in violation of any of the provisions of its CEI Constituent Documents. The minute books and stock records of CEI heretofore made available to the CAMAC Parties correctly and completely reflect in all material respects all actions taken at all meetings of, or by written consents of, directors, managers and holders of equity interests of CEI (including any analogous governing bodies thereof or committees of governing bodies thereof).

Section 5.3

Power and Authority. Each of the CEI Parties and their respective Subsidiaries (and their respective nominees) has all requisite power and authority to execute, deliver and perform its obligations under the HOA and the Transaction Documents to which it is a party and to consummate the Transactions. The execution, delivery and performance by the CEI Parties of the Transaction Documents and the consummation of the Transactions have been duly authorized and approved by the boards of directors or other governing body of each of the CEI Parties and their respective Subsidiaries, and such authorization and approval remains in effect and has not been rescinded or qualified in any respect, and no other proceedings on the part of any such entities are necessary to authorize the Transaction Documents or to permit the consummation of the Transactions. Each of the Transaction Documents to which any CEI Party is a party has been duly executed and delivered by such CEI Party and constitutes or, at the Closing will constitute, the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 5.4

No Conflicts. Neither the execution, delivery or performance of the Transaction Documents by each of the CEI Parties will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default (with or without notice or lapse of time, or both) under, or result in any violation of: (a) any of the CEI Constituent Instruments or any material contract to which any CEI Party or their respective Subsidiaries is a party, which would prevent or materially delay any of the Transactions, or (b) any applicable Law to which any such CEI Party or their respective Subsidiaries is subject, which would prevent or materially delay any of the Transactions or the Transaction Documents.

Section 5.5

[Intentionally Omitted].

Section 5.6

Capitalization. The CEI Disclosure Schedule sets forth a correct and complete description of the following: (i) all of the authorized Equity Interests of the CEI Parties and each of its Subsidiaries and (ii) the amount of outstanding Equity Interests of the CEI Parties and each of its Subsidiaries. No Equity Interests of any CEI Party or any of its Subsidiaries are issued or outstanding or reserved for any purpose. All of the outstanding Equity Interests of the CEI Parties and their respective Subsidiaries are duly authorized, validly issued and fully paid and nonassessable, and have not been issued in violation of (nor are any of the authorized Equity Interests of a CEI Party or any of their respective Subsidiaries is subject to) any preemptive or similar rights created by the CEI Constituent Instruments or any Contract to which a CEI Party or their respective Subsidiary is a party or bound.

There are no outstanding securities, options, warrants or other rights (including registration rights), agreements, arrangements or other Contracts to which a CEI Party or any of their respective Subsidiaries is a party or is bound relating to the issued or unissued Equity Interests of a CEI Party or any of their respective Subsidiaries or obligating a CEI Party or any of their respective Subsidiaries to grant, issue, deliver or sell, or cause to be granted, issued, delivered or sold, any Equity Interests of a CEI Party or any of their respective Subsidiaries, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of a CEI Party or any of their respective Subsidiaries to (i) repurchase, redeem or otherwise acquire any Equity Interests of a CEI Party or any of their respective Subsidiaries, (ii) dispose of any Equity Interests of a CEI Party or any of their respective Subsidiaries or (iii) provide funds to, or make any investment in (in the form of a loan, capital contribution or purchase of Equity Interests or otherwise), or provide any guarantee with respect to the obligations of, any other Person. No CEI Party or any of their respective Subsidiaries directly or indirectly owns, has agreed to purchase or otherwise acquire or holds any interest convertible into or exchangeable or exercisable for, Equity Interests of any Person. There are no agreements, arrangements or other Contracts (contingent or otherwise) to which a CEI Party or any of their respective Subsidiaries is a party or otherwise bound pursuant to which any Person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of a CEI Party or any of their respective Subsidiaries. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any Equity Interests of a CEI Party or any of their respective Subsidiaries. There are no bonds, debentures, notes or other indebtedness of a CEI Party or any of their respective Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Equity Interests of a CEI Party or any of their respective Subsidiaries may vote.

(i) None of the capital stock of the CEI Parties or their Subsidiaries is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by any of them; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of any of the CEI Parties or their Subsidiaries, or contracts, commitments, understandings or arrangements by which any of the CEI Parties or their Subsidiaries is or may become bound to issue additional capital stock of any of the CEI Parties or their Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of any of the CEI Parties or their Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of any of the CEI Parties or their Subsidiaries or by which any of them is or may become bound which are required to be disclosed in any SEC Report (as defined below) but not so disclosed in the SEC Reports, (iv) there are no agreements or arrangements under which any of the CEI Parties or their Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (v) there are no outstanding securities or instruments of any of the CEI Parties or their Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which any of them is or may become bound to redeem a security of any of the CEI Parties or their Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance or reservation of the Consideration Shares; (vii) CEI does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. CEI has filed in its SEC Reports with the SEC true, correct and complete copies of the form of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock; (viii) none of the CEI Parties or their Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Reports but not so disclosed in the SEC Reports, other than those incurred in the ordinary course of the their respective businesses and which, individually or in the aggregate, do not or would not have a CEI Material Adverse Effect; and (ix) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with any of the CEI Parties or their Subsidiaries. CEI has filed in its SEC Reports with the SEC true, correct and complete copies of its certificate of incorporation and its bylaws, both as amended and as in effect on the date hereof, and the form of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock.

Section 5.7

Consideration Shares. When issued in compliance with the provisions of this Agreement, the Consideration Shares will be validly issued, fully paid and nonassessable, and will be free of any Liens or encumbrances; provided, however, that the Consideration Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws.

Section 5.8

Litigation. There is no private or governmental Action pending or threatened against any of the CEI Parties or their respective Subsidiaries, or, to the CEI Parties’ Knowledge, pending or threatened in writing to the CEI Parties against any of their respective executive officers or directors (in their capacities as such), any parties to Material Contracts pursuant to which the CEI Parties are legally bound or any of their respective properties before or by any Governmental Authority. As of the date of this Agreement, there is no Judgment imposed upon any of the CEI Parties or their respective Subsidiaries or any of their respective properties, that would prevent, enjoin, alter or materially delay any of the Transactions. Neither the CEI Parties, nor any director or executive officer of any of them (in his or her capacity as such), is or has been the subject of any Action involving a material claim or material violation of or material liability under the securities laws of any Governmental Authority or a material claim of breach of fiduciary duty.

Section 5.9

Consents and Approvals. No Consent to which any of the CEI Parties or any of their respective Subsidiaries are subject is required to be obtained or made by or with respect to any of the CEI Parties or any of their respective Subsidiaries, in connection with the execution, delivery and performance of the Transaction Documents or the consummation of the Transactions, except for (a) such Consents as may be required under applicable state securities laws and the securities laws of any foreign country; and (b) such other Consents which, if not obtained or made, would not reasonably be expected to have a CEI Material Adverse Effect and would not prevent or materially alter or delay any of the Transactions.

Section 5.10

Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of CEI Parties.

Section 5.11

Financial Statements; Undisclosed Liabilities.

(a)

The SEC Reports contain true and complete copies of the combined financial statements of CEI consisting of (i) audited combined balance sheets of CEI as of December 31, 2008 and 2009, and the related audited combined statements of income and stockholder’s equity and cash flows for each of the years ended December 31, 2007, 2008 and 2009 (including the notes or other supplementary information thereto) (collectively, the “Year-End Financial Statements”) and (ii) an unaudited balance sheet of CEI as of September 30, 2010 (the “Latest Balance Sheet”), and the related unaudited combined statements of income and stockholders’ equity and cash flows for the nine-month period then ended (the “Interim Financial Statements,” and, together with the Year-End Financial Statements, the “Financial Statements”).

(b)

Each of the Financial Statements (including the notes or other supplementary information thereto) (i) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and (ii) present fairly, in all material respects, the financial position of CEI as of the respective dates thereof and the results of each such entity’s operations and cash flows for the periods indicated, subject, however, in the case of the Interim Financial Statements, to normal year-end audit adjustments and to the absence of notes and other textual disclosure required by GAAP. The books and records of CEI have been and are being maintained in all material respects in accordance with applicable legal and accounting requirements to permit preparation of the Financial Statements in accordance with GAAP and to maintain asset accountability.

(c)

No CEI Party has any liability (and, to the CEI Parties’ Knowledge, there is no reasonable basis for any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against a CEI Party or any of their respective Subsidiaries giving rise to any liability), other than (i) liabilities reserved or disclosed on the face of the Latest Balance Sheet, (ii) liabilities which have arisen after the date of Latest Balance Sheet in the ordinary course of business of CEI (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Laws), (iii) liabilities that have been discharged or paid in full after the date of the Latest Balance Sheet in the ordinary course of business of CEI (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Laws) or (iv) liabilities that are obligations to perform pursuant to the terms of any Contract binding on any CEI Party or any of their respective Subsidiaries, in each case except to the extent such liabilities are reflected in agreements to which a CAMAC Party is a party.

Section 5.12

[Intentionally Omitted].

Section 5.13

Foreign Corrupt Practices. Neither the CEI Parties and their respective Subsidiaries, nor to the CEI Parties’ Knowledge, any of their respective Representatives, has, in the course of its actions for, or on behalf of, the CEI Parties or their respective Subsidiaries, directly or indirectly, (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any Governmental Authority or any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the FCPA; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment in connection with the operations of CEI Parties or any of their respective Subsidiaries to any foreign or domestic government official or employee, except, in the case of clauses (a) and (b) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a CEI Material Adverse Effect.

Section 5.14

Money Laundering Laws. To the CEI Parties’ Knowledge, none of the CEI Parties or their respective Subsidiaries has violated any Money Laundering Laws, and no proceeding involving any CEI Party or any of their respective Subsidiaries with respect to the Money Laundering Laws is pending or is, to the CEI Parties’ Knowledge, threatened.

Section 5.15

OFAC. None of the CEI Parties or their respective Subsidiaries, any director or officer of the CEI Parties, or, to the CEI Parties’ Knowledge, any of their respective Representatives is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC; and none of the CEI Parties nor any of their respective Subsidiaries have, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

Section 5.16

Environmental Matters. With respect to the assets and operations of the CEI Parties and their respective Subsidiaries:

(a)

The CEI Parties and their respective Subsidiaries and all associated operations are, and during the relevant time periods specified in all applicable statutes of limitations, have been in compliance with Environmental Laws in all material respects;

(b)

The CEI Parties and their respective Subsidiaries all Environmental Authorizations required for their operations as presently conducted, all such Environmental Authorizations are in the name of the proper entity and in full force and effect, and the CEI Parties are in compliance in all material respects with such Environmental Authorizations;

(c)

The CEI Parties and their respective Subsidiaries are not subject to any pending or, to the CEI Parties’ Knowledge, threatened Action pursuant to Environmental Laws, nor has any CEI Party received any written notice of violation, noncompliance, or enforcement or any written notice of investigation or remediation from any Governmental Authority pursuant to Environmental Laws;

(d)

There has been no Release of Hazardous Materials at, on, under or from the assets or in connection with the operations or assets of the CEI Parties in violation of any Environmental Laws or in a manner that could give rise to any Environmental Liabilities or any other remedial or corrective action obligations pursuant to Environmental Laws;

(e)

To the CEI Parties’ Knowledge, there has been no exposure of any Person or property to any Hazardous Materials in connection with the operations or assets of the CEI Parties that could reasonably be expected to form the basis for any Environmental Liabilities or any Action for other Damages or compensation;

(f)

The CEI Parties have made available for inspection complete and correct copies of all environmental assessment and audit reports and studies and all correspondence addressing environmental obligations relating to the CEI Parties that are in the possession or control of the CEI Parties; and

(g)

Notwithstanding any other provision of this Agreement, the representations and warranties made in this Section 5.16 are the sole and exclusive representations and warranties made in this Agreement by the CEI Parties with respect to environmental matters.

Section 5.17

Taxes. Each of the CEI Parties and their Subsidiaries have timely, or have caused to be timely filed on their behalf, all Tax Returns required by Law to be filed by or with respect to it, either separately or as a member of group of corporations. All Tax Returns filed by (or that include on a consolidated basis) any of the CEI Parties and their Subsidiaries were (and, as to a Tax Return not filed as of the date hereof, will be) in all respects true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not and would not reasonably be expected to have a CEI Material Adverse Effect. There are no unpaid Taxes claimed to be due by any Governmental Authority in charge of taxation of any jurisdiction, nor any claim for additional Taxes for any period for which Tax Returns have been filed, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not and would not reasonably be expected to have a CEI Material Adverse Effect. Each of the CEI Parties and their Subsidiaries has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Any deficiencies proposed as a result of any governmental audits or such Tax Returns have been paid or settled, and there are no present disputes as to such Taxes payable by any of the CEI Parties or their Subsidiaries. There are no tax liens against any property for assets of the CEI Parties or their Subsidiaries and, to the CEI Parties’ Knowledge, there is no basis for any such lien.

Section 5.18

Title. Each of CEI and its Subsidiaries has good and marketable title to all real property and good and marketable title to all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens and defects, except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by any of the CEI Parties. Any real property (including mineral, mining or similar rights) and facilities held under lease by a CEI Party or any of their respective Subsidiaries are held by such CEI Party or their respective Subsidiaries under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by any of them.

Section 5.19

[Intentionally Omitted].

Section 5.20

SEC Reports. CEI has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials including all exhibits and schedules thereto, being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement, and any other materials prepared by CEI and delivered to the CAMAC Parties in writing, the “Disclosure Materials”). CEI has delivered to the CAMAC Parties or their representatives, true, correct and complete copies of the SEC Reports not available on the EDGAR system. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, none of the SEC Reports or the other Disclosure Materials, when filed or prepared, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.21

Investment Company. None of the CEI Parties, nor any of their respective Subsidiaries is, and after giving effect to the Transactions, none of them will be, (a) an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the SEC thereunder or (b) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

ARTICLE VI

COVENANTS OF THE CAMAC PARTIES

Section 6.1

General Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, unless consented to in writing by the CEI Parties, each of the CAMAC Parties agree to: (x) operate its business with respect to the Contract Rights and the OML Related Agreements in the usual and ordinary course consistent with past practices; (y) with respect to the Contract Rights and the OML Related Agreements, preserve substantially intact its business organization, maintain its rights and franchises and maintain its relationships and goodwill with its suppliers, customers, distributors, licensors, licensees and other Persons doing business with it and (z) take all such actions as are reasonably necessary and appropriate to (i) comply with applicable obligations under the OML Related Agreements and (ii) maintain the effectiveness and validity of the OML Related Agreements during the terms thereof. Without limiting the generality of the foregoing, except as otherwise consented to in writing by the CEI Parties, from the date of this Agreement until the earlier of the termination of this Agreement or the Closing Date, the CAMAC Parties will not:

(a)

sell, transfer, lease, exchange or otherwise dispose of, whether by merging, consolidating or in any other manner, or grant any Lien with respect to the Contract Rights or OML 120/121;

(b)

incur, create, assume, guarantee or otherwise become liable for any obligation for borrowed money, purchase money indebtedness or any obligation of any other Person, that is secured by the Contract Rights or OML 120/121;

(c)

engage in any conduct or activity that could result in the revocation, suspension or termination of any of the OML Related Agreements;

(d)

take or cause to be taken any action (including inaction) that could reasonably be expected to prevent, or materially alter, delay or adversely affect the consummation of the Transactions, or that could reasonably be expected to result in any of the representations and warranties contained in Article IV becoming untrue or inaccurate in any material respect; or

(e)

agree in writing or otherwise to do any of the foregoing.

Section 6.2

Notice of CAMAC Material Adverse Effect. Each of the CAMAC Parties agrees to promptly notify the CEI Parties of any material event or occurrence not in the ordinary course of its business that, individually or in the aggregate, would have or would reasonably be expected to have a CAMAC Material Adverse Effect, including but not limited to: (a) any written notice of default or termination received or given by any of the CAMAC Parties with respect to any of the OML Related Agreements; (b) any written notice of any pending or threatened Action relating to any of the OML Related Agreements; (c) any material damage, destruction or loss to all or any part of the area covered by OML 120/121 or any assets used in connection with OML 120/121 or any of the OML Related Agreements or (d) any event or condition occurring or arising on or after the date hereof that would render unenforceable the CEI Parties’ rights under this Agreement, or, after giving effect to this Agreement, under any of the OML Related Agreements.

Section 6.3

Consultation; Compliance. The CAMAC Parties agree to (a) consult with the CEI Parties before voting on material decisions under any of the OML Related Agreements; (b) continue to pay all amounts due and owing under each of the OML Related Agreements; and (c) comply in all material respects with all covenants, agreements and other provisions of each of the OML Related Agreements required to be complied with by the CAMAC Parties.

Section 6.4

CEI Consent Required. Without limiting the generality of the forgoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except as listed on the CAMAC Disclosure Schedule or as otherwise expressly permitted by or provided for in this Agreement, none of the CAMAC Parties shall do, allow, cause or permit any of the following actions to occur with respect to any of the Contract Rights without the prior written consent of the CEI Parties, which shall not be unreasonably delayed or withheld:

(a)

Material Contracts. Except as set forth in the CAMAC Disclosure Schedule, enter into any new material contract relating to the PSC or OML 120/121, or violate, amend or otherwise materially modify or waive any of the terms of any existing OML Related Agreement or waive or fail to enforce any material right thereunder, other than in the ordinary course of business consistent with past practice;

(b)

Dispositions. Sell, lease, license or otherwise dispose of or encumber all or part of the Contract Rights, except in the ordinary course of business consistent with past practice;

(c)

Litigation. Compromise or settle any material litigation or arbitration proceedings related to the PSC or OML 120/121; or

(d)

Capital Commitments. Enter into any capital commitment in excess of $100,000 relating to the PSC or OML 120/121.

Section 6.5

Related Tax. From the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, each of the CAMAC Parties, consistent with past practice, shall (a) duly and timely file all Tax Returns and other documents, with respect to the OML Related Agreements, required to be filed by it with applicable Governmental Authorities, the failure to file of which would reasonably be expected to have a CAMAC Material Adverse Effect, subject to extensions permitted by Law and properly granted by the appropriate Tax authority; and (b) pay all Taxes shown as due on such Tax Returns (subject to good faith disputes over such Taxes). The CAMAC Parties shall be jointly and severally responsible for any and all sales or other transaction Taxes, duties and other similar charges payable in connection with the sale and transfer of the Contract Rights.

Section 6.6

Access to Information. Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which any CAMAC Party is subject, between the date of this Agreement and the Closing Date, subject to the CEI Parties’ undertaking to use commercially reasonable efforts to keep confidential and protect the Intellectual Property of CAMAC Parties against any disclosure, the CAMAC Parties will permit the CEI Parties and its Representatives reasonable access at dates and times agreed upon by the applicable CAMAC Party and the CEI Parties, to all of their books and records and other data with respect to the OML Related Agreements, including, but not limited to, exploration operations, oil screening assessments and drilling and reconnaissance programs, which the CEI Parties determine are necessary for the preparation and amendment of filings or submissions required by SEC rules and regulations as are necessary to consummate the Transactions and as are necessary to respond to requests of the SEC’s staff, the CEI Parties’ accountants and relevant Governmental Authorities.

Notwithstanding anything to the contrary contained herein, the failure to use commercially reasonable efforts to protect against any disclosure of any Intellectual Property of the CAMAC Parties by any CEI Party or its Representatives in violation of this Section 6.6, shall constitute a breach of a covenant in a material respect pursuant to Section 11.1(c) hereof; provided, however, that the CEI Parties may make a disclosure otherwise prohibited by this Section 6.6 if required by applicable Law (including, without limitation, by oral questions, interrogatories, requests for information, subpoena of documents, civil investigative demand or similar process) or the rules and regulations of the SEC or any stock exchange having jurisdiction over the CEI Parties. If any CEI Party or any of its Representatives is requested or required to disclose any Intellectual Property of the CAMAC Parties as provided in the proviso in the immediately preceding sentence, such CEI Party shall provide the CAMAC Parties with prompt written notice of any such request or requirement to allow the CAMAC Parties to seek a protective order or other appropriate remedy. If any or all seismic data or other information obtained by any of the CAMAC Parties in connection with the OML Related Agreements from a third party is subject to restrictions on disclosure, the CAMAC Parties shall use commercially reasonable efforts to enter into an agreement with such third party allowing disclosure of such data to the CEI Parties.

Section 6.7

Exclusivity; No Other Negotiations.

(a)

None of the CAMAC Parties shall take (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of any of the CAMAC Parties to take) directly or indirectly, any action to initiate, assist, solicit, negotiate, or encourage any offer, inquiry or proposal from any Person other than the CEI Parties: (i) relating to the acquisition of the area covered by OML 120/121, or any interest thereon, or any interest in and to the Contract Rights (including any acquisition structured as a merger, consolidation, share exchange or other business combination) (an “Acquisition Proposal”); (ii) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Acquisition Proposal with any of the CAMAC Parties; (iii) to participate in discussions or negotiations with or to furnish or cause to be furnished any information with respect to the CAMAC Parties or afford access to such assets and properties or books and records of any of the CAMAC Parties to any Person who any of the CAMAC Parties (or any such Person acting for or on their behalf) knows or has reason to believe is in the process of considering any Acquisition Proposal relating to any of the CAMAC Parties; (iv) to participate in any discussions or negotiations regarding, furnish any material non-public information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing, or (v) to take any other action that is inconsistent with the Transactions and that has the effect of avoiding the Closing.

(b)

The CAMAC Parties will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the actions set forth in Section 6.7(a) above, if applicable. The CAMAC Parties will promptly (i) notify the CEI Parties if any of the CAMAC Parties receives any proposal or inquiry or request for information in connection with an Acquisition Proposal, and (ii) notify the CEI Parties of the significant terms and conditions of any such Acquisition Proposal including the identity of the Party making an Acquisition Proposal.

(c)

Notwithstanding the other provisions of this Section 6.7, from and after, March 31, 2011, the CAMAC Parties may engage in the activities described in Section 6.7(a) with respect to an Acquisition Proposal; provided, that any definitive agreement entered into by a CAMAC Party relating to an Acquisition Proposal must provide that the closing of any Acquisition Proposal be conditioned on the prior termination of this Agreement in accordance with its terms and include a provision that provides that such agreement will automatically terminate upon the Closing. The CAMAC Parties will promptly notify the CEI Parties of the entry into any such definitive agreement.

Section 6.8

Fulfillment of Conditions. The CAMAC Parties shall use their commercially reasonable efforts to fulfill the conditions specified in Article IX, to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes (a) good faith negotiation, the execution and delivery of documents necessary or desirable to consummate the Transactions and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including using their commercially reasonable efforts to conduct their business in such manner that on the Closing Date the representations and warranties of the each of the CAMAC Parties contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

Section 6.9

Regulatory and Other Authorizations; Notices and Consents. The CAMAC Parties shall use their commercially reasonable efforts to obtain all material Consents that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, the Transaction Documents and will cooperate with the CEI Parties in promptly seeking to obtain all such Consents. Each of the CAMAC Parties shall give promptly such notices to third parties and use its or their commercially reasonable efforts to obtain such Consents as are required to consummate the Transactions (and in such regard use commercially reasonable efforts to cause the relevant Governmental Authorities to permit the CEI Parties and/or its counsel to participate in meetings with, and submit and review correspondence to and from such Governmental Authorities); provided, however, that the CAMAC Parties shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement that could reasonably be expected to result in a CAMAC Material Adverse Effect.

Section 6.10

PSC Obligations. If the PSC is terminated by any party after the Closing Date, then Allied shall be obligated to fulfill the obligations of NAE under the PSC and shall obtain such instruments, assignments, certificates, notices, statements, consents, agreements, deeds, papers and documents, as necessary to provide CPL the same rights, obligations and benefits with respect to the Contract Rights.

ARTICLE VII

COVENANTS OF THE CEI PARTIES

Section 7.1

[Intentionally Omitted].

Section 7.2

Notice of CEI Material Adverse Effect. From the date hereof through the Closing Date, the CEI Parties shall give the CAMAC Parties prompt written notice of any event or development that, individually or in the aggregate, would have or would reasonably be expected to have a CEI Material Adverse Effect.

Section 7.3

CAMAC Consent Required. Without limiting the generality of the forgoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except as listed on the CEI Disclosure Schedule or as otherwise expressly permitted by or provided for in this Agreement, none of the CEI Parties shall do, allow, cause or permit any of the following actions to occur without the prior written consent of the CAMAC Parties, which consent shall not be unreasonably delayed or withheld:

(a)

Charter Documents. None of the CEI Parties nor any of its Subsidiaries shall adopt or propose any change in any of their respective CEI Constituent Instruments except for such amendments required by any Law or the rules and regulations of the SEC or NYSE Amex or as are contemplated by this Agreement.

(b)

SEC Reports. The CEI Parties shall not fail to timely file or furnish to or with the SEC all SEC Reports, except those filings by Affiliates of the CEI Parties required under Section 13(d) or 16(a) of the Exchange Act that do not have a CEI Material Adverse Effect.

(c)

Dividends; Changes in Capital Stock. The CEI Parties shall not declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock nor shall any of the CEI Parties enter into any agreement or arrangement to do any of the foregoing.

(d)

Taxes. None of the CEI Parties nor any of its Subsidiaries shall make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Tax Return or any amendment to a Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes.

(e)

Litigation. Compromise or settle any material litigation or arbitration proceedings.

(f)

Material Contracts. Enter into any new material contract imposing a payment obligation of the CEI Parties or any of their respective Subsidiaries in excess of $100,000, other than in the ordinary course of business consistent with past practice or as approved by at least five (5) of the members of the Company’s Board of Directors.

Section 7.4

Related Tax. From the date hereof through the Closing Date, the CEI Parties, consistent with past practice, shall (a) duly and timely file all Tax Returns and other documents required to be filed by it with applicable Governmental Authorities, the failure to file of which could have a CEI Material Adverse Effect, subject to extensions permitted by Law and properly granted by the appropriate Governmental Authority; provided, that the CEI Parties notify the CAMAC Parties that the CEI Parties are availing themselves of such extensions, and (b) pay all Taxes shown as due on such Tax Returns (subject to good faith disputes over such Taxes).

Section 7.5

Fulfillment of Conditions. From the date hereof to the Closing Date, the CEI Parties shall use its commercially reasonable efforts to fulfill the conditions specified in Article IX, to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the Transactions and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including using its commercially reasonable efforts to conduct the business of the CEI Parties and their respective Subsidiaries in such manner that on the Closing Date the representations and warranties of the CEI Parties contained herein shall be accurate as though then made).

Section 7.6

Regulatory and Other Authorizations; Notices and Consents. The CEI Parties shall use their commercially reasonable efforts to obtain all material Consents that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, the Transaction Documents to which they are a party. The CEI Parties shall cooperate and use commercially reasonable efforts to assist the CAMAC Parties in giving such notices and obtaining such Consents set forth in Section 6.9 (and in such regard use commercially reasonable efforts to cause the relevant Governmental Authorities to permit the CAMAC Parties and/or its counsel to participate in meetings with, and submit and review correspondence to and from such Governmental Authorities); provided, however, that the CEI Parties shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement that could reasonably be expected to result in a CEI Material Adverse Effect.

Section 7.7

Consideration Shares. CEI shall cause any Consideration Shares issued to CEHL, as nominee for Allied and CINL (or its designees) hereunder to be duly authorized, validly issued, fully paid and nonassessable, and CEI will cause such Consideration Shares to be issued to CEHL (or its designee) in compliance with all applicable Laws.

Section 7.8

OML Related Agreements. The CEI Parties shall not engage in any conduct or activity that could result in the revocation, suspension or termination of any of the OML Related Agreements.

ARTICLE VIII

ADDITIONAL AGREEMENTS AND COVENANTS

Section 8.1

Disclosure Schedules. Each of Parties shall, as of the Closing Date, have the obligation to supplement or amend their respective Disclosure Schedules delivered concurrently with the execution of this Agreement (and attached hereto as Schedule A and Schedule B) and annexes and exhibits hereto with respect to any matter hereafter arising or discovered which resulted in, or could reasonably be expected to result in, a CEI Material Adverse Effect or CAMAC Material Adverse Effect, as the case may be. The obligations of the Parties to supplement or amend their respective Disclosure Schedules shall terminate on the Closing Date. Notwithstanding any such supplementation or amendment, for purposes of Articles IX, X and XI, the representations and warranties of the Parties shall be made with reference to the Disclosure Schedules as they exist at the time of execution of this Agreement.

Section 8.2

Confidentiality. Between the date hereof and the Closing Date, each of the CAMAC Parties and the CEI Parties shall hold and shall cause their respective Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by applicable Law or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system, all documents and information concerning the other Party furnished to it by such other Party or its Representatives in connection with the Transactions, except to the extent that such information can be shown to have been (a) publicly available without the receiving Party’s breach of any obligation owed to the disclosing Party, (b) known to the receiving Party prior to the disclosing Party’s disclosure of such information; (c) known to the receiving Party from a source other than the disclosing Party other than by the breach of an obligation of confidentiality owed to disclosing Party; or (d) is independently developed by the receiving Party without reliance on the disclosing Party’s information. Each Party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other Party in connection with the Transactions, if it exercises the same care as it takes to preserve confidentiality for its own similar information. For the avoidance of doubt, any disclosure of information required to be included by CEI in its filings with the SEC as required by the applicable Laws will not be violation of this Section 8.2. Notwithstanding the foregoing, CEI’s disclosure to financial institutions and accredited investors in connection with investments in the CEI Parties, subject to nondisclosure agreements among CEI and such parties, shall not constitute a violation of this Section 8.2.

Section 8.3

Public Announcements. From the date of this Agreement until the Closing or termination of this Agreement, the Parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the Transactions, and none of the foregoing shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the Transactions without the prior consent of the CEI Parties (in the case of the CAMAC Parties) or the CAMAC Parties (in the case of the CEI Parties), except as required by applicable Law or by the rules and regulations of, or pursuant to any agreement of, a stock exchange or trading system. Each Party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any Party determines with the advice of counsel that it is required to make this Agreement and the terms of the Transactions public or otherwise issue a press release or make public disclosure with respect thereto, it shall at a reasonable time before making any public disclosure, consult with the other Parties regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the Transactions as may be reasonably requested by the other Parties and disclose only such information as is required by applicable Law to be disclosed. This provision will not apply to communications by any Party to its counsel, accountants and other professional advisors.

Section 8.4

Fees and Expenses. Except as expressly provided in Article XI, in the event there is no Closing of the Transactions, all fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses.

Section 8.5

Certain Disclaimers. EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT, THE CAMAC PARTIES AND THE CEI PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES WHATSOEVER AND DISCLAIM ALL LIABILITY AND RESPONSIBILITY FOR ANY OTHER REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO THE OTHER PARTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER THE CAMAC PARTIES NOR THE CEI PARTIES MAKE ANY REPRESENTATIONS OR WARRANTIES AS TO (A) THE AMOUNTS OF OR VALUES WITH RESPECT TO ANY HYDROCARBON RESERVES ATTRIBUTABLE TO THE CONTRACT RIGHTS OR (B) THE ACCURACY OR CONTENT OF THE RECORDS AND DATA.

EXCEPT AS CONTAINED IN ARTICLE IV OR ARTICLE V, THE CAMAC PARTIES AND CEI PARTIES, RESPECTIVELY, EXPRESSLY DISCLAIM ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) THE CONTRACT RIGHTS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE PARTIES, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE CONTRACT RIGHTS, (IV) ANY ESTIMATES OF THE VALUE OF THE CONTRACT RIGHTS, RESERVES, OR FUTURE REVENUES GENERATED BY THE CONTRACT RIGHTS, (V) THE PRODUCTION OF HYDROCARBONS (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THIRD PARTIES, AND (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO THE CEI PARTIES OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND FURTHER DISCLAIM ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT THE CEI PARTIES SHALL BE DEEMED TO BE OBTAINING THE CONTRACT RIGHTS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS AND THAT THE CEI PARTIES HAVE MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AND EVALUATIONS, AS THE CEI PARTIES DEEMS APPROPRIATE.

Section 8.6

Further Assurances. Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the Parties shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may be commercially reasonable, to the extent permitted by Law, to fulfill its obligations under this Agreement and to effectuate and consummate the Transactions.

ARTICLE IX

CONDITIONS TO CLOSING

Section 9.1

Joint Conditions Precedent. The obligations of the Parties to close the Transactions are subject to the fulfillment on or prior to the Closing Date of the following conditions by the Parties, any one or more of which may be waived by the Parties in writing:

(a)

Novation Agreement. Execution and delivery of the Novation Agreement (which shall include a waiver pursuant to which NAE waives the enforcement of Section 8.1(e) of the PSC and agrees that, notwithstanding anything to the contrary contained in the PSC, the profit sharing allocation set forth therein shall remain the same after the Closing Date);

(b)

Deliveries. The deliveries required to be made by the CEI Parties and the CAMAC Parties in Article II shall have been made by them;

(c)

OML 120/121 Management Agreement. Execution and delivery of the OML 120/121 Management Agreement in form and substance reasonably satisfactory to the Parties.

Section 9.2

CAMAC Parties Conditions Precedent. The obligations of the CAMAC Parties to close the Transactions are subject to the fulfillment on or prior to the Closing Date of the following conditions by the CEI Parties, any one or more of which may be waived by the CAMAC Parties in writing.

(a)

Governmental and Third Party Approvals. Each of the CEI Parties shall have timely obtained from each Governmental Authority all approvals, waivers and consents, if any, necessary for consummation of or in connection with this Agreement and the Transactions, including such approvals, waivers and consents as may be required from the Federal Republic of Nigeria (and any other Nigerian governmental agency), NAE, the SEC, and any other foreign or domestic Person or Governmental Authority.

(b)

Representations and Covenants. The representations and warranties of the CEI Parties contained in this Agreement shall be true and correct on and as of the Closing Date, except where the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has not had or would not reasonably be expected to have a CEI Material Adverse Effect, and each of the CEI Parties shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date, and the CEI Parties shall have delivered to the CAMAC Parties a certificate, dated the Closing Date, to the foregoing effect.

(c)

Litigation. There is no effective injunction, writ or preliminary restraining order or any order of any nature issued by a Governmental Authority prohibiting or making illegal the consummation of the Transaction, and no Action has been threatened or instituted by or before any Governmental Authority to restrain, modify or prevent the carrying out of the Transactions, or to seek Damages or a discovery order in connection with such Transactions, which has or may have, in the reasonable opinion of the CAMAC Parties, a CEI Material Adverse Effect.

(d)

No CEI Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since September 30, 2010, which has had or is reasonably expected to have a CEI Material Adverse Effect.

(e)

SEC Reports. The CEI Parties shall have filed all SEC Reports and other documents required to be filed by the CEI Parties through the Closing Date.

(f)

NYSE Amex Listing. The CEI Parties shall have maintained its status as a company whose Common Stock is quoted on NYSE Amex and no reason shall exist as to why its status shall not continue immediately following the Closing.

(g)

Secretary’s Certificate. The CAMAC Parties shall have received a certificate from the CEI Parties, signed by the secretary of such Party, certifying that the attached copies of the CEI Constituent Instruments and resolutions of the CEI board of directors approving the Transaction Documents and the Transactions are all true, complete and correct and remain in full force and effect.

(h)

Certificate of Good Standing. The CAMAC Parties shall have received a certificate of good standing under the applicable Law forCEI and a letter confirming CPL’s good standing from CPL’s Nigerian counsel.

(i)

Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting any the CEI Party’s conduct or operation of the business of the CEI Parties following the Closing Date shall be in effect, nor shall any proceeding brought by any Governmental Authority seeking the foregoing be pending.

(j)

SEC Actions. No formal or informal SEC investigation or proceeding shall have been initiated by the SEC against any of the CEI Parties or any of their officers or directors.

(k)

Registration Rights Agreement. Execution and delivery of the Registration Rights Agreement, substantially in form and substance reasonably satisfactory to the Parties.

Section 9.3

CEI Conditions Precedent. The obligations of CEI to enter into and complete the Closing are subject, at the option of CEI, to the fulfillment on or prior to the Closing Date of the following conditions by each of the CAMAC Parties, any one or more of which may be waived by CEI in writing:

(a)

Representations and Covenants. The representations and warranties of the CAMAC Parties contained in this Agreement shall be true and correct on and as of the Closing Date except where the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has not had or would not reasonably be expected to have a CAMAC Material Adverse Effect, and each of the CAMAC Parties shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date, and the CAMAC Parties shall have delivered to CEI a certificate, dated the Closing Date, to the foregoing effect.

(b)

Litigation. There is no effective injunction, writ or preliminary restraining order or any order of any nature issued by a Governmental Authority prohibiting or making illegal the consummation of the Transactions, and no Action has been threatened or instituted by or before any Governmental Authority to restrain, modify or prevent the carrying out of the Transactions, or to seek Damages or a discovery order in connection with such Transactions, which has or may have, in the reasonable opinion of the CEI Parties, a CAMAC Material Adverse Effect.

(c)

No CAMAC Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since September 30, 2010, which has had or is reasonably expected to have a CAMAC Material Adverse Effect.

(d)

Secretary’s Certificate. CEI shall have received a certificate from each of CAMAC Parties signed by the secretary of such Party, respectively, certifying that the attached copies of each such Party’s constituent instruments and resolutions or other authorizing documents approving the Transaction Documents and the Transactions are all true, complete and correct and remain in full force and effect.

(e)

Certificate of Good Standing. CEI shall have received a certificate of good standing or equivalent under the applicable Law for CEHL, and a letter confirming each of Allied’s and CINL’s good standing from Allied’s and CINL’s Nigerian counsel.

(f)

Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting any CAMAC Parties’ conduct or operation of the business of any of the CAMAC Parties with respect to the OML Related Agreements and OML 120/121 following the Closing Date shall be in effect, nor shall any proceeding brought by any Governmental Authority seeking the foregoing be pending.

(g)

Transaction Documents. The Parties shall have executed and delivered all of the Transaction Documents and all other agreements and instruments reasonably necessary to consummate the Transactions.

(h)

No Actions. No formal or informal Government Authority investigation or proceeding, including by the SEC, shall have been initiated or sent by any Government Authority against any of the CAMAC Parties or any of their officers or directors with respect to the OML Related Agreements and OML 120/121.

(i)

Deliverables. The CAMAC Parties shall have delivered to the CEI Parties: (i) the Data, (ii) the G&G Workstations and (iii) the Engineering Workstation (collectively, the Deliverables). In the event the Contract Rights revert back to the CAMAC Parties as described in Section 3.2, the CEI Parties shall return all Deliverables to the CAMAC Parties in “as-is” condition as of such time.

ARTICLE X

INDEMNIFICATION

Section 10.1

Survival. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing for a period of twelve (12) months and shall thereafter be of no further force and effect; provided, however, that all of the covenants and obligations of the Parties contained in this Agreement, including the covenants and obligations with respect to the OML Related Agreements, shall survive the Closing unless they expire sooner in accordance with their terms. The term during which any representation, warranty, or covenant survives hereunder is referred to as the “Survival Period.” Except as expressly provided in this paragraph, no claim for indemnification hereunder may be made after the expiration of the Survival Period.

Section 10.2

Indemnification by the CAMAC Parties.

(a)

The CAMAC Parties shall, subject to the terms hereof, jointly and severally indemnify, defend and hold harmless the CEI Parties (which term, for the purposes of this Article X shall include any of the CEI Parties’ successors) and permitted assigns (the “CEI Indemnified Parties”) from and against any liabilities, loss, claims, damages, fines, penalties, expenses (including costs of investigation and defense and reasonable attorneys’ fees and court costs) (collectively, “Damages”) arising from: (i) any debts, claims, liabilities, or obligations of the CAMAC Parties not expressly assumed by CEI Parties pursuant to this Agreement (including the liabilities retained by the CAMAC Parties pursuant to Section 1.3); (ii) any breach of any representation or warranty made by the CAMAC Parties in Article IV or in any certificate delivered by the CAMAC Parties pursuant to this Agreement; (iii) any breach by any CAMAC Party of its covenants or obligations in this Agreement to be performed or complied with by such CAMAC Party at or prior to the Closing; or (iv) any breach by any CAMAC Party of its representations or warranties, covenants or obligations in this Agreement or in any certificate delivered by the CAMAC Parties pursuant to this Agreement.

(b)

Pursuant to the provisions of this Article X, if any claim for indemnification is to be brought against the CAMAC Parties on behalf of or by right of any CEI Party, such claim shall be determined and approved by a committee of directors comprised of all Independent Directors. Any settlement of any claim described in the immediately preceding sentence shall be determined and approved by the Independent Committee. Any determination or approval of the Independent Committee made pursuant to the provisions of this Article X shall be by majority vote.

(c)

The amount of any and all indemnifiable Damages suffered by the CEI Indemnified Parties and agreed to be paid by the CAMAC Parties shall be paid in cash, or, at the option of the CEI Parties, may be paid in the return of a specified number of Consideration Shares. If the CEI Parties opt to receive shares in lieu of receiving cash for any indemnifiable Damages, then the CEI Parties shall notify the CAMAC Parties in writing of their intent to exercise such option. The number of shares to be returned to the CEI Indemnified Parties shall have a fair market value equal to the aggregate amount of the indemnifiable Damages agreed to be paid by the CAMAC Parties. The fair market value of such shares shall be determined by calculating the average closing price of CEI’s Common Stock over a period of 30 days, counting back from the first business day immediately prior to the official determination of Damages hereunder.

Section 10.3

Indemnification by CEI.

(a)

Each of the CEI Parties shall, subject to the terms hereof, jointly and severally indemnify, defend and hold harmless the CAMAC Parties and their respective successors and permitted assigns (the “CAMAC Indemnified Parties”) from and against any Damages arising from: (i) any breach of any representation or warranty made by the CEI Parties in Article V or in any certificate delivered by the CEI Parties pursuant to this Agreement; or (ii) any breach by any CEI Party, of its covenants or obligations in this Agreement to be performed or complied with by such CEI Party at or prior to the Closing.

(b)

The amount of any and all Damages suffered by the CAMAC Indemnified Parties shall be paid in cash, or, at the option of the CAMAC Parties, may be paid in newly issued shares of CEI’s Common Stock. If the CAMAC Parties opt to receive newly issued shares in lieu of receiving cash for any indemnifiable Damages, the number of shares to be issued to the CAMAC Indemnified Parties shall have a fair market value equal to the aggregate amount of the indemnifiable Damages agreed to be paid by the CEI Parties. The fair market value of such shares shall be determined by calculating the average closing price of CEI’s Common Stock over a period of 30 days, counting back from the first business day immediately prior to the official determination of Damages hereunder.

Section 10.4

Limitations on Indemnity.

(a)

Notwithstanding any other provision in this Agreement to the contrary, no CEI Indemnified Party shall be entitled to indemnification pursuant to Section 10.2, unless and until the aggregate amount of Damages to the CEI Indemnified Parties with respect to such matters under Section 10.2 exceeds $5,000,000 (the “Deductible”), and then only to the extent such Damages exceed the Deductible; provided that the aggregate amount of Damages payable by the CAMAC Parties to the CEI Indemnified Parties hereunder shall not exceed $25,000,000 (the “Cap”) unless the Damages arise from or otherwise relate to the breach of representations made in Sections 4.1, 4.2, 4.3, 4.4, 4.6 and 4.9 by the CAMAC Parties.

(b)

Notwithstanding any other provision in this Agreement to the contrary, the CAMAC Parties shall not be liable to, or indemnify the CEI Indemnified Parties for any Damages or indemnify the CEI Indemnified Parties for any Damages that are punitive (except to the extent constituting third party punitive claims), special, consequential, incidental, exemplary, lost profits or otherwise not actual damages. The CEI Indemnified Parties shall not use “multiple of profits” or “multiple of cash flow” or any similar valuation methodology in calculating the amount of any Damages. This Article X constitutes the CEI Parties’ sole and exclusive remedy for any and all Damages or other claims relating to or arising from this Agreement and the Transactions.

(c)

Notwithstanding any other provision in this Agreement to the contrary, no CAMAC Indemnified Party shall be entitled to indemnification pursuant to Section 10.3, unless and until the aggregate amount of Damages with respect to such matters under Section 10.3 exceeds the Deductible, and then only to the extent such Damages exceed the Deductible; provided that the aggregate amount of Damages payable by any CEI Party to the CAMAC Parties hereunder shall not exceed the Cap unless the Damages arise from or otherwise relate to the breach of any of the representations made in Sections 5.1, 5.2, 5.3, 5.4, 5.6, 5.7, 5.17 and 5.18 by the CEI Parties.

(d)

Notwithstanding any other provision in this Agreement to the contrary, CEI shall not be liable to, or indemnify any CAMAC Party for any Damages (i) resulting from any non-fulfillment or breach of any such representations, warranties, covenants, and obligations of which the CAMAC Parties had knowledge on or prior to the Closing Date; (ii) that are punitive (except to the extent constituting third party punitive claims), special, consequential, incidental, exemplary or otherwise not actual damages or (iii) that are in the nature of lost profits or any diminution in value of property or equity. The CAMAC Parties shall not use “multiple of profits” or “multiple of cash flow” or any similar valuation methodology in calculating the amount of any Damages. This Article X constitutes the CAMAC Parties’ sole and exclusive remedy for any and all Damages or other claims relating to or arising from this Agreement and the Transactions.

Section 10.5

Defense of Third Party Claims. If the Independent Committee determines to make a claim for indemnification on behalf of the CEI Parties under Section 10.2 or any CAMAC Party makes a claim for indemnification under Section 10.3 (each as applicable an “Indemnitee”), the Independent Committee or such CAMAC Party as applicable shall notify the indemnifying party (an “Indemnitor”) of the claim in writing promptly after receiving notice of any action, lawsuit, proceeding, investigation, demand or other claim against the Indemnitee (if by a third party), describing the claim, the amount thereof (if known and quantifiable) and the basis thereof in reasonable detail (such written notice, an “Indemnification Notice”); provided that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused the damages for which the Indemnitor is obligated to be greater than such damages would have been had the Indemnitee given the Indemnitor prompt notice hereunder. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee’s claim for indemnification at such Indemnitor’s expense, and at its option shall be entitled to assume the defense thereof by appointing a reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; provided, that the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided, however, that the fees and expenses of such separate counsel shall be borne by the Indemnitee and shall not be recoverable from such Indemnitor under this Article X. If the Indemnitor shall control the defense of any such claim, the Indemnitor shall be entitled to settle such claims; provided, that the Indemnitor shall obtain the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim. If the Indemnitor assumes such defense, the Indemnitor shall not be liable for any amount required to be paid by the Indemnitee that exceeds, where the Indemnitee has unreasonably withheld or delayed consent in connection with the proposed compromise or settlement of a third party claim, the amount for which that third party claim could have been settled pursuant to that proposed compromise or settlement. In all cases, the Indemnitee shall provide its reasonable cooperation with the Indemnitor in defense of claims or litigation, including by making employees, information and documentation reasonably available. If the Indemnitor shall not assume the defense of any such action, lawsuit, proceeding, investigation or other claim, the Indemnitee may defend against such matter as it deems appropriate; provided that the Indemnitee may not settle any such matter without the written consent of the Indemnitor (which consent shall not be unreasonably withheld, conditioned or delayed) if the Indemnitee is seeking or will seek indemnification hereunder with respect to such matter.

     Section 10.6

Determining Damages. The amount of Damages subject to indemnification under Section 10.2 or Section 10.3 shall be calculated net of (a) any Tax Benefit inuring to the Indemnitee on account of such Damages, and (b) any insurance proceeds or other amounts under indemnification agreements received or receivable by the Indemnitee on account of such Damages. If the Indemnitee receives a Tax Benefit on account of such Damages after an indemnification payment is made to it, the Indemnitee shall promptly pay to the Person or Persons that made such indemnification payment the amount of such Tax Benefit at such time or times as and to the extent that such Tax Benefit is realized by the Indemnitee. For purposes hereof, “Tax Benefit” shall mean any refund of Taxes to be paid or reduction in the amount of Taxes which otherwise would be paid by the Indemnitee, in each case computed at the highest marginal tax rates applicable to the recipient of such benefit. To the extent Damages are recoverable by insurance, the Indemnitees shall take all commercially reasonable efforts to obtain maximum recovery from such insurance. In the event that an insurance or other recovery is made by any Indemnitee with respect to Damages for which any such Person has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery shall be made promptly to the Person or Persons that provided such indemnity payments to such Indemnitee. The Indemnitors shall be subrogated to all rights of the Indemnitees in respect of Damages indemnified by the Indemnitors. The Indemnitees shall take all commercially reasonable efforts to mitigate all Damages upon and after becoming aware of any event which could reasonably be expected to give rise to Damages. For Tax purposes, the Parties agree to treat all payments made under this Article X as adjustments to the consideration received for the CAMAC Shares.

Section 10.7

Right of Setoff. To the extent that any Party is obligated to indemnify any other Party after Closing under the provisions of this Article X for Damages reduced to a monetary amount, such Party after Closing shall have the right to decrease any amount due and owing or to be due and owing under any agreement with the other Party, whether under this Agreement or any other agreement between such Parties on the one hand, and any of the other Party or any of their respective Affiliates, Subsidiaries or controlled persons or entities on the other.

Section 10.8

Limitation on Recourse; No Third Party Beneficiaries.

(a)

No claim shall be brought or maintained by any Party or its respective successors or permitted assigns against any officer, director, partner, member, agent, representative, Affiliate, equity holder, successor or permitted assign of any Party which is not otherwise expressly identified as a Party, and no recourse shall be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations, warranties, covenants or obligations of any Party set forth or contained in this Agreement or any exhibit or schedule hereto or any certificate delivered hereunder.

(b)

Except as set forth in Section 10.2(a) and 10.3(a), the provisions of this Article X are for the sole benefit of the Parties and nothing in this Article X, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Article X.

ARTICLE XI

TERMINATION

Section 11.1

Methods of Termination. Unless waived by the Parties hereto in writing, the Transactions may be terminated and/or abandoned at any time but not later than the Closing:

(a)

by mutual written consent of the Parties;

(b)

by any Party, if the Closing has not occurred by the later of (i) January 31, 2011 or (ii) such other date that has been agreed by the Parties;

(c)

by any CAMAC Party, if there has been a breach by the CEI Parties of any representation, warranty, covenant or agreement contained in this Agreement which has prevented the satisfaction of the conditions to the obligations of the CAMAC Parties at the Closing under Article IX and such violation or breach has not been waived by the CAMAC Parties or cured by the CEI Parties within ten (10) business days after written notice thereof from the CAMAC Parties; or

(d)

by the CEI Parties, if there has been a breach by the CAMAC Parties of any representation, warranty, covenant or agreement contained in this Agreement which has prevented the satisfaction of the conditions to the obligations of the CEI Parties at the Closing under Article IX and such violation or breach has not been waived by the CEI Parties or cured by the CAMAC Parties within ten (10) business days after written notice thereof from the CEI Parties.

Section 11.2

Effect of Termination.

(a)

In the event of termination and abandonment by either CEI or the CAMAC Parties, or both of them, pursuant to Section 11.1 hereof, written notice thereof shall forthwith be given to the other Party (as applicable), and except as set forth in this Article XI, all further obligations of the Parties shall terminate, no Party shall have any right against the other Party hereto, and each Party shall bear its own costs and expenses.

(b)

If the Transactions are terminated and/or abandoned as provided herein:

(i)

each Party hereto will destroy all documents, work papers and other material (and all copies thereof) of the other Party relating to the Transactions, whether so obtained before or after the execution hereof, to the Party furnishing the same;

(ii)

all confidential information received by either Party hereto with respect to the business of the other Party hereto shall be treated in accordance with Section 9.2 hereof, which shall survive such termination or abandonment. The provisions of Article X and Article XI shall survive termination of this Agreement; and

Section 11.3

Termination Recovery and Fee.

(a)

If the Agreement is properly terminated pursuant to Sections 11.1(c), then CAMAC will be entitled to damages in the amount of Five Hundred Thousand Dollars ($500,000) immediately upon termination of this Agreement as liquidated damages and not as a penalty amount, and in lieu of any other right or remedy that the CEI Parties may have against the CAMAC Parties for such termination or breach.

(b)

If this Agreement is properly terminated pursuant to Sections 11.1(d), then CEI will be entitled to damages in the amount of Five Hundred Thousand Dollars ($500,000) immediately upon termination of this Agreement as liquidated damages and not as a penalty amount, and in lieu of any other right or remedy that the CEI Parties may have against the CAMAC Parties for such termination or breach.

(c)

Except for the rights specified in Section 11.2 and the right to liquidated damages provided for in Section 11.3, no Person shall have any rights to any other remedy or damages, whether at law or equity, in contract, in tort or otherwise upon the termination of this Agreement. Each of CEI and the CAMAC Parties acknowledge that the covenants and agreements contained in this Article XI are an integral part of this Agreement. If CEI or the CAMAC Parties fail to pay the liquidated damages amounts provided for in Section 11.3 when due, CEI or the CAMAC Parties, as the case may be, will reimburse the other party for all Expenses incurred by the other Party (including Expenses of counsel) in connection with the collection under and enforcement of this Article XI.

ARTICLE XII

MISCELLANEOUS

Section 12.1

Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the addresses set forth on the signature pages hereto (or at such other address for a Party as shall be specified in writing to all other Parties).

Section 12.2

Amendments; Waivers; No Additional Consideration. Except as otherwise provided in this Agreement, no provision of this Agreement may be waived or amended except in a written instrument signed by all of the Parties hereto. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 12.3

Interpretation. When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 12.4

Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party (it being understood that if any provision of Section 11.3 is invalid, illegal or incapable of being enforced by any Law or public policy, it will be deemed to be a change to the economic and legal substance of the Transactions that is materially adverse to the Parties and will entitle either the CEI Parties or the CAMAC Parties to terminate the Agreement without penalty and none of the Parties and their respective shareholders and Affiliates will have recourse against any other Parties). Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible.

Section 12.5

Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

Section 12.6

Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with all Exhibits, Annexes and Schedules hereto (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any Person other than the Parties any rights or remedies.

Section 12.7

Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 12.8

Dispute Resolution.

(a)

All disputes among the Parties arising out of or relating to this Agreement will be resolved by mandatory, binding arbitration in accordance with this Section 12.8.

(b)

Before any arbitration is commenced pursuant to this Section 12.8, the Parties must endeavor to reach an amicable settlement of the dispute through friendly negotiations.

(c)

If no mutually acceptable settlement of the dispute is made within the sixty (60) days from the commencement of the settlement negotiation or if any Party refuses to engage in any settlement negotiation, any Party may submit the dispute for arbitration.

(d)

Any arbitration commenced pursuant to this Section 12.8 will be conducted in Houston, Texas under the Arbitration Rules of the United Nations Commission on International Trade Law by arbitrators appointed in accordance with such rules. The arbitration and appointing authority will be the American Arbitration Association (“AAA”). The arbitration will be conducted by a panel of three arbitrators, one chosen by the CEI Representatives, one chosen by the CAMAC Parties and the third chosen by agreement of the two selected arbitrators; failing agreement within thirty (30) days prior to commencement of the arbitration proceeding, the AAA will appoint the third arbitrator. The proceedings will be confidential and conducted in English. The arbitral tribunal will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter, and its award will be final and binding on the Parties. The arbitral tribunal will determine how the Parties will bear the costs of the arbitration. Notwithstanding the foregoing, each Party will have the right at any time to immediately seek injunctive relief, an award of specific performance or any other equitable relief against the other Party in any court or other tribunal of competent jurisdiction. During the pendency of any arbitration or other proceeding relating to a dispute between the Parties, the Parties will continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Agreement, except with regard to the matters under dispute.

Section 12.9

Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 12.10

Publicity. The terms of this Agreement shall be considered confidential information of the Parties. The Parties agree that the specific provisions hereof shall not be revealed or disclosed by it without the prior written consent of all the Parties hereto, except to the Representatives or to the extent such disclosure is required by applicable Law or regulation.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CAMAC ENERGY INC.

By: /s/ Byron A. Dunn
Bryon A. Dunn
President and Chief Executive Officer

Address for Notice
1330 Post Oak Blvd.
Suite 2575
Houston, Texas 77056

CAMAC PETROLEUM LIMITED

By: /s/ Byron A. Dunn
Byron A. Dunn
Director

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR CAMAC PARTIES FOLLOW]

Signature Page to Purchase and Continuation Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CAMAC ENERGY HOLDINGS LIMITED

By: /s/ Dr. Tunde Fahm
Name: Dr. Tunde Fahm
Title: Director

Address for Notice

c/o CAMAC International Corporation
1330 Post Oak Blvd.
Suite 2200
Houston, Texas 77056

CAMAC INTERNATIONAL (NIGERIA) LIMITED

By: /s/ Mickey A. Lawal
Name: Mickey A. Lawal
Title: Director

Address for Notice

c/o CAMAC International Corporation
1330 Post Oak Blvd.
Suite 2200
Houston, Texas 77056

[SIGNATURES FOR CAMAC PARTIES CONTINUE]

Signature Page to Purchase and Continuation Agreement

ALLIED ENERGY PLC

By: /s/ Mickey A. Lawal
Name: Mickey A. Lawal
Title: Director

Address for Notice

c/o CAMAC International Corporation
1330 Post Oak Blvd.
Suite 2200
Houston, Texas 77056

Signature Page to Purchase and Continuation Agreement

ANNEX A

Definitions

“AAA” has the meaning set forth in Section 12.8(d) of the Agreement.

“Acquisition Proposal” has the meaning set forth in Section 6.7(a) of the Agreement.

“Action” has the meaning set forth in Section 4.5 of the Agreement.

“Affiliates” shall mean any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning fifty percent (50%) or more of the voting securities of a second Person shall be deemed to control that second Person. For the purposes of this definition, a Person shall be deemed to control any of his or her immediate family members.

“Agreement” has the meaning set forth in the preamble to the Agreement.

“Allied” has the meaning set forth in the preamble to the Agreement.

“Allied Assignment” has the meaning set forth in the Recitals of the Agreement.

“CAA” means the federal Clean Air Act, as amended.

“CAMAC Constituent Instruments” means the memorandum and articles of association of each of the CAMAC Parties together with any of their statutory registers and such constituent instruments of any of them as may exist, each as amended to the date of the Agreement.

“CAMAC Disclosure Schedule” is attached hereto as Schedule A.

“CAMAC Indemnified Parties” has the meaning set forth in Section 10.3(a) of the Agreement.

“CAMAC Material Adverse Effect” means any event, change or effect that is materially adverse to the condition (financial or otherwise) of the Contract Rights, the OML Related Agreements or would prevent or materially alter or delay any of the Transactions. Notwithstanding the foregoing, the definition of CAMAC Material Adverse Effect shall not include events caused by (A) changes in Nigerian economic conditions, except to the extent that the same disproportionately impact any of the Contract Rights, the OML Related Agreements, as compared to similar assets of other similarly situated companies; (B) changes to the economic conditions (including changes in commodity prices) affecting the industries in which any of the Contract Rights are exercised, the OML Related Agreements are performed or in which the area covered by OML 120/121 is located, except to the extent that the same disproportionately impact any of the Contract Rights, the OML Related Agreements; (C) changes related to or arising from the execution, announcement or performance of, or compliance with, this Agreement or the consummation of the Transactions, including the impact thereof on relationships, contractual or otherwise, Governmental Authority, customers, suppliers, distributors or employees; (D) changes in accounting requirements or principles or any change in applicable Laws or the interpretation thereof; (E) the failure to meet any projections or budgets; or (F) matters listed in the CAMAC Disclosure Schedule.

“CAMAC Party” or “CAMAC Parties” has the meaning set forth in the preamble to the Agreement.

“Cap” has the meaning set forth in Section 10.4(a) of the Agreement. “CEHL” has the meaning set forth in the preamble to the Agreement. “CEI” has the meaning set forth in the preamble to the Agreement.

“CEI Constituent Instruments” means the articles of incorporation and bylaws of CEI, together with any memorandum and articles of association, statutory registers and such constituent instruments of any of its Subsidiaries as may exist, each as amended as of the date of the Agreement.

“CEI Disclosure Schedule” is attached hereto as Schedule B.

“CEI Indemnified Parties” has the meaning set forth in Section 10.2(a) of the Agreement.

“CEI Material Adverse Effect” means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of CEI and its subsidiaries, taken as a whole. Notwithstanding the foregoing, the definition of CEI Material Adverse Effect shall not include events caused by (A) changes in the PRC economic conditions (including changes in commodity prices), except to the extent that the same disproportionately impact the CEI Parties as compared to other similarly situated companies; (B) changes to the economic conditions affecting the industries in which the CEI Parties operate, except to the extent that the same disproportionately impact the CEI Parties as compared to other companies in the industries in which the CEI Parties operate; (C) changes related to or arising from the execution, announcement or performance of, or compliance with, this Agreement or the consummation of the Transactions, including the impact thereof on relationships, contractual or otherwise, Governmental Authority, customers, suppliers, distributors or employees; (D) changes in accounting requirements or principles or any change in applicable Laws or the interpretation thereof; (E) the failure to meet any projections or budgets; or (F) matters listed in the Disclosure Schedules.

“CEI Parties” has the meaning set forth in the preamble to the Agreement.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended.

“CINL” has the meaning set forth in the preamble to the Agreement.

“Closing” has the meaning set forth in Section 2.1 of the Agreement.

“Closing Cash Consideration” has the meaning set forth in Section 3.1 of the Agreement.

“Closing Date” has the meaning set forth in Section 2.1 of the Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended. “Common Stock” means the common stock of CEI, par value $0.001 per share. “Consent” has the meaning set forth in Section 4.6 of the Agreement.

“Consideration” has the meaning set forth in Section 3.1(d) of the Agreement.

“Consideration Shares” has the meaning set forth in Section 3.1(a) of the Agreement.

“Contract” means any contract, agreement, option, right to acquire, preferential purchase right, preemptive right, warrant, indenture, debenture, note, bond, loan, loan agreement, collective bargaining agreement, lease, mortgage, franchise, license, purchase order, commitment, letter of credit, guaranty, surety or any other legally binding arrangement, whether oral or written.

“Contract Rights” has the meaning set forth in the Recitals of the Agreement.

“CPL” has the meaning set forth in the preamble to the Agreement.

“Damages” has the meaning set forth in Section 10.2(a) of the Agreement.

“Data” means copies of all documents, computer files, records, data and other materials in the CAMAC Parties’ possession relating to OML 120/121, including, but not limited to, such materials necessary or otherwise reasonably requested by the CEI Parties in order for the CEI Parties to undertake field development planning, all such material to be in “as-is” condition.

“Deductible” has the meaning set forth in Section 10.4(a) of the Agreement.

“Deliverables” has the meaning set forth in Section 9.3(i) of the Agreement.

“Disclosure Materials” shall have the meaning set forth in Section 5.20 of the Agreement.

“Disclosure Schedules” means, collectively, the CAMAC Disclosure Schedule and the CEI Disclosure Schedule.

“Engineering Workstation” means one (1) engineering workstation located in Lagos, Nigeria, including corresponding engineering software and licenses, to the extent such software licenses are assignable or transferrable by the CAMAC Parties to the CEI Parties, and all in “as-is” condition.

“Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

“Environmental Authorization” means any license, permit, certificate, order, approval, consent, notice, registration, exemption, variance, filing or other form of permission required under any Environmental Law.

“Environmental Laws” means all Laws of any Governmental Authority currently in effect relating to pollution or protection of human health, safety, natural resources or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including Laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials. Environmental Laws include CERCLA, RCRA, SARA, CAA, OSHA, FWPCA, FIFRA, OPA and TSCA.

“Environmental Liabilities” means any and all obligations to pay the amount of any judgment or settlement, the cost of complying with any settlement, judgment or order for injunctive or other equitable relief, the cost of compliance or corrective action in response to any notice, demand, directive or request from a Governmental Authority, the cost of performing any investigatory or remedial action required under Environmental Laws in response to a Release of Hazardous Materials (including any work performed under any voluntary cleanup program), the amount of any administrative or civil penalty or criminal fine or supplemental environmental project, and any court costs and reasonable amounts for attorneys’ fees, fees for witnesses and experts, and costs of investigation and preparation for defense of any Action or proceeding, regardless of whether such Action or proceeding is threatened, pending or completed, that may be or have been asserted against or imposed upon any owner or operator of the assets or the business of the Party, to the extent any of the foregoing arise out of:

(a)

failure of a Party or any of its respective Affiliates, any predecessor or the business conducted by the Party to comply at any time before the Closing Date with all Environmental Laws;

(b)

presence of any Hazardous Materials on, in, under, at or in any way affecting any property used in the business conducted by the Party at any time before the Closing Date;

(c)

a Release or threatened Release at any time before the Closing Date of any Hazardous Materials on, in, at, under or in any way affecting the business conducted by the Party or any property used therein or at, on, in, under or in any way affecting any adjacent site or facility;

(d)

a Release or threatened Release of any Hazardous Materials on, in, at, under or from any real property other than those described in (c), immediately above, and to which any Party or any of its respective Affiliates or any Predecessor transported or disposed, or arranged for the transportation or disposal of, Hazardous Materials generated at or arising from operation of the business conducted by the Party at any time before the Closing Date;

(e)

identification of any Party or any of its respective Affiliates or any Predecessor as a potentially responsible party under CERCLA or under any Environmental Law similar to CERCLA;

(f)

presence at any time before the Closing Date of any above-ground and/or underground storage tanks, or any asbestos-containing material on, in, at or under any property used in connection with the business conducted by the Party; or

(g)

any and all Actions for injury or damage to persons or property arising out of exposure to Hazardous Materials originating in connection with the business conducted by the Party or any adjoining property, resulting from operation thereof, or located at the location where such business is conducted, where such exposure allegedly occurred prior to the Closing Date.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all ownership interests in a limited liability company, partnership, association or other business entity (other than a corporation), and any and all warrants, options or other rights to purchase or acquire any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” shall mean all reasonable out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party on its behalf in connection with or related to the authorization, preparation, diligence, negotiation, execution, performance and enforcement of the Transaction Documents.

“FCPA” has the meaning set forth in Section 4.11 of the Agreement.

“FIFRA” means the Federal Insecticide, Fungicide & Rodenticide Act, as amended.

“Financial Statements” has the meaning set forth in Section 5.11(a) of the Agreement.

“First Milestone Consideration” has the meaning set forth in Section 3.1(a) of the Agreement.

“First Milestone” has the meaning set forth in Section 3.1(a) of the Agreement.

“Fourth Milestone Consideration” has the meaning set forth in Section 3.1(d) of the Agreement.

“Fourth Milestone” has the meaning set forth in Section 3.1(d) of the Agreement.

“FWPCA” means the Federal Water Pollution Control Act, as amended.

“G & G Workstations” means two (2) SMT geophysical workstations located in Houston, Texas, and two (2) SMT geophysical workstations located in Lagos, Nigeria, including corresponding Micro Seismic Technology Geophysical software (SMT) and Petrel software and licenses, to the extent such software licenses are assignable or transferrable by the CAMAC Parties to the CEI Parties, and all in “as-is” condition.

“GAAP” means generally accepted accounting principals in the United States of America in effect from time to time.

“Governmental Authority” means any national, federal, state, provincial, local or foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body of competent jurisdiction, or other governmental authority or instrumentality, domestic or foreign.

“Hazardous Materials” means any chemical, product, material, waste or substance that, whether by its nature or its use, is regulated or as to which liability might arise under any Environmental Law, including:

(a)

solid or hazardous wastes, as defined in RCRA or in any other Environmental Law;

(b)

hazardous substances, as defined in CERCLA or in any other Environmental Law;

(c)

toxic substances, as defined in TSCA or in any other Environmental Law;

(d)

pollutants or contaminants, as defined in the CAA or the FWPCA, or in any other Environmental Law;

(e)

insecticides, fungicides or rodenticides, as defined in FIFRA or in any other Environmental Law;

(f)

petroleum hydrocarbons including, without limitation, natural gas, crude oil or any components, fractions or derivatives thereof; and

(g)

gasoline or any other petroleum product or byproduct, polychlorinated biphenyls, asbestos, urea formaldehyde, naturally occurring radioactive materials, other radioactive materials or radon.

“HOA” has the meaning set forth in the Recitals of the Agreement.

“Indemnitee” has the meaning set forth in Section 10.5 of the Agreement.

“Indemnitor” has the meaning set forth in Section 10.5 of the Agreement.

“Indemnification Notice” has the meaning set forth in Section 10.5 of the Agreement.

“Independent Director” has the meaning given to such term in Section 804 of the NYSE Amex Company Guide.

“Intellectual Property” means all United States and foreign (a) patents, patent applications, utility models or statutory invention registrations (whether or not filed), and invention disclosures; (b) trademarks, service marks, logos, designs, trade names, trade dress, domain names and corporate names and registrations and applications for registration thereof (whether or not filed) and the goodwill associated therewith; (c) copyrights, whether registered or unregistered, and registrations and applications for registration thereof (whether or not filed) and other works of authorship, whether or not published; and (d) trade secrets, proprietary information, confidential information, know-how, inventions, customer lists and information, supplier lists, manufacturer lists, manufacturing and production processes and techniques, blueprints, drawings, schematics, manuals, software, firmware and databases.

“Interim Financial Statements” has the meaning set forth in Section 5.11(a) of the Agreement.

“Investment Company Act” has the meaning set forth in Section 5.21 of the Agreement.

“Judgment” means any judgment, order or decree.

“Knowledge”, (i) with respect to the CAMAC Parties shall mean the actual knowledge of Kamoru Lawal, Carolyn Anandu, and Segun Omidele, and (ii) with respect to the CEI Parties shall mean the actual knowledge of Byron A. Dunn, Abiola Lawal and Richard Grigg and the members of its Board of Directors.

“Latest Balance Sheet” has the meaning set forth in Section 5.11(a) of the Agreement.

“Law” means any federal, state, local, municipal, provincial, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, order, judgment, certificate, authorization, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authorities (or under the authority of any national securities exchange upon which CEI Securities are then listed or traded).

“Liens” means any liens, security interests, pledges, equities and claims of any kind, voting trusts, shareholder agreements and other encumbrances.

“Material Permits” has the meaning set forth in Section 4.7 of the Agreement.

“Milestones” has the meaning set forth in Section 3.1(d) of the Agreement.

“Money Laundering Laws” has the meaning set forth in Section 4.12 of the Agreement.

“NAE” has the meaning set forth in the Recitals of the Agreement.

“NAE Assignment” has the meaning set forth in the Recitals of the Agreement. “Novation Agreement” has the meaning set forth in Recitals of the Agreement. “Novation Date” has the meaning set forth in Section 1.2 of the Agreement.

“NYSE Amex” means the NYSE Amex LLC.

“OFAC” has the meaning set forth in Section 4.13 of the Agreement.

“OML 120” has the meaning set forth in the Recitals of the Agreement.

“OML 120/121” has the meaning set forth in the Recitals of the Agreement.

“OML 120/121 Management Agreement” has the meaning set forth in the Recitals of the Agreement.

“OML Related Agreements” has the meaning set forth in Section 4.4(a) of the Agreement.

“OPA” means the Oil Pollution Act of 1990, as amended.

“OPL 210” has the meaning set forth in the Recitals of the Agreement.

“Oyo Field” has the meaning set forth in Section 1.1 of the Agreement.

“Oyo Purchase Agreement” means that certain Purchase and Sale Agreement dated November 19, 2009, by and among the CEI Parties and the CAMAC Parties in respect of certain contract rights in the Oyo Field.

“Party” or “Parties” has the meaning set forth in the preamble to the Agreement.

“Permits” mean all governmental franchises, licenses, permits, authorizations and approvals necessary to enable a Person to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted.

“Permitted Lien” shall mean (a) any restriction on transfer arising under applicable securities law; (b) any Liens for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP; (c) any statutory Liens arising in the ordinary course of business by operation of Law with respect to a liability that is not yet due and delinquent and which are not, individually or in the aggregate, significant; (d) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over OML 120/121 or Contract Rights which are not violated by the current use and operation of the Contract Rights; (e) covenants, conditions, restrictions, easements and other similar matters of record affecting title to OML 120/121 or Contract Rights which do not materially impair the occupancy or use of OML 120/121 or Contract Rights for the purposes for which it is currently used or proposed to be used in connection with the such relevant Person’s business; (f) Liens identified on title policies, title opinions or preliminary title reports or other documents or writings included in the public records; (g) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation; (h) Liens of lessors and licensors arising under lease agreements or license arrangements; and (i) those Liens set forth in the CAMAC Disclosure Schedule.

“Person” shall mean an individual, partnership, corporation, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

“PSC” has the meaning set forth in the Recitals of the Agreement.

“Purchase Agreement” has the meaning set forth in the CAMAC Disclosure Schedule.

“RCRA” shall mean the Resource Conservation and Recovery Act, as amended.

“Registration Rights Agreement” has the meaning set forth in the Recitals of the Agreement.

“Release” shall mean any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing into the indoor or outdoor environment.

“Representatives” of either Party shall mean such Party’s employees, accountants, auditors, actuaries, counsel, financial advisors, bankers, investment bankers and consultants and any other Person acting on behalf of such Party.

“SARA” shall mean the Superfund Amendments and Reauthorization Act of 1986, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” shall have the meaning set forth in Section 5.20 of the Agreement.

“Second Milestone Consideration” has the meaning set forth in Section 3.1(b) of the Agreement.

“Second Milestone” has the meaning set forth in Section 3.1(b) of the Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” an entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities of other interests in such entity that is sufficient to enable such Person to elect at least a majority of the members of such entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such entity.

“Survival Period” means the applicable period of time that a representation, warranty, covenant or obligation survives the Closing pursuant to Section 10.1 of this Agreement.

“Taxes” includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Authority, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Benefit” has the meaning set forth in Section 10.6 of the Agreement.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

“Third Milestone Consideration” has the meaning set forth in Section 3.1(c) of the Agreement.

“Third Milestone” has the meaning set forth in Section 3.1(c) of the Agreement.

“Transaction Documents” shall have the meaning set forth in the Recitals of the Agreement.

“Transactions” has the meaning set forth in the Recitals of the Agreement.

“TSCA” means the Toxic Substances Control Act, as amended.

“U.S. GAAP” means generally accepted accounting principles of the United States.

“Year-End Financial Statements” has the meaning set forth in Section 5.11(a) of the Agreement